Exhibit 10.30
SETTLEMENT AND STANDSTILL AGREEMENT
     This SETTLEMENT AND STANDSTILL AGREEMENT (this “Agreement”) is dated as of November 17, 2005 by and among Spectrum Sciences & Software Holdings Corp., a Delaware corporation (“Spectrum”), BG Capital Group Ltd., a Bahamian corporation (“BG”), and Robert Genovese, an individual (“Genovese”). Spectrum, BG and Genovese are sometimes collectively referred to herein as the “Parties” and individually as a “Party.”
RECITALS
     WHEREAS, BG, Genovese and Spectrum, by and through their respective attorneys, have entered into a Stipulation and Agreement of Compromise, Settlement and Release, a copy of which is attached hereto as Exhibit A (the “Stipulation”), in connection with Civil Action Nos. 04-80665 and 05-80992 filed by Todd Augenbaum (“Plaintiff”) in the United States District Court for the Southern District of Florida (the “Court”);
     WHEREAS, pursuant to the Stipulation, BG and Genovese have agreed to pay a settlement amount of $3,250,000, of which (i) an initial payment of $800,000 is to be paid directly to Abraham Fruchter & Twersky LLP (“AF&T”) as partial payment of Plaintiff’s attorneys’ fees and expenses following final Court approval of the Stipulation, and (ii) $2,450,000 is payable to or for the benefit of Spectrum pursuant to a promissory note and confession of judgment executed by BG, a copy of which is attached hereto as Exhibit B (the “Note”).
     WHEREAS, the Note provides for (i) a principal payment of $175,000 (the “Second Payment”) within six months of final Court approval of the Stipulation (the “Second Payment Date”), and (ii) a principal payment of $2,275,000 (the “Final Payment”) within eighteen months of final Court approval of the Stipulation;
     WHEREAS, the Stipulation and the Note provide that the Second Payment shall be payable directly to AF&T for the balance of Plaintiff’s attorneys’ fees and expenses and the Final Payment shall be payable to Spectrum;
     WHEREAS, the Stipulation provides that the Final Payment may be satisfied with tender of Spectrum’s common stock valued at the closing market price of Spectrum’s common stock on the date of delivery thereof;
     WHEREAS, pursuant to the Stipulation, BG and Genovese have delivered to Zuckerman Spaeder LLP (the “Escrow Agent”) one million shares of Spectrum common stock (the “Escrow Common Stock”) to secure the payment of BG’s and Genovese’s obligations set forth in the Stipulation and the Note; and
     WHEREAS, the Parties’ desire to modify the payment terms with respect to the Second and Final Payments due to Spectrum in consideration for the agreements and covenants of BG and Genovese set forth herein.
     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:
AGREEMENT
          1. Incorporation by Reference. All Recitals set forth above are hereby incorporated by reference into this Section 1 as if they were set forth in full herein.
          2. Modification of Terms of Second and Final Payments to Spectrum.
               (a) Notwithstanding any provision of the Stipulation or the Note to the contrary, and subject to subsection (b) below, the Parties acknowledge and agree that:
                    (i) BG and Genovese shall direct the Escrow Agent in accordance with provisions of the Stipulation to sell such number of shares of the Escrow Common Stock as is necessary to pay the Second Payment, and to deliver to AF&T the proceeds resulting from such sale no later than the Second Payment Date;
                    (ii) BG and Genovese shall direct the Escrow Agent in accordance with the provisions of the Stipulation to release to Spectrum no later than the Second Payment Date the remainder of the shares of the Escrow Common Stock;
               (b) Notwithstanding the provisions of subsection 2(a) above, Spectrum may elect, by giving notice to BG and Genovese not less than thirty days prior to the Second Payment Date, to receive all of the shares of the Escrow Common Stock in complete satisfaction of BG’s and Genovese’s obligations with respect to the Second and Final Payments, in which case BG and Genovese shall direct the Escrow Agent to release the Escrow Common Stock to Spectrum no later than the Second Payment Date; provided, however, that, prior to or contemporaneously with the release of the Escrow Common Stock to Spectrum, Spectrum shall pay the Second Payment to AF&T in U.S. dollars in accordance with the terms of the Stipulation and the Note. In the event Spectrum fails to provide such notice, Spectrum shall be deemed to have waived the right to make the election granted under this subsection 2(b).
               (c) Following payment of the Second Payment and delivery of the Escrow Common Stock in accordance with subsections 2(a) or 2(b) above, BG and Genovese shall have no further obligations with respect to the Second and Final Payments or otherwise under the Stipulation or the Note.
          3. Agreement Not To Sell Escrow Common Stock. Notwithstanding any provision of the Stipulation to the contrary, BG and Genovese hereby agree not to direct the Escrow Agent to sell the Escrow Common Stock more than thirty days prior to the Second Payment Date, except as may be required by the Stipulation or by law.

          4. Agreement to Stand Still.
               (a) Each of BG and Genovese hereby agrees that, effective as of the date hereof and until the Standstill Termination Date (as defined below), without the prior written consent of Spectrum, specifically expressed in a resolution adopted by the Board of Directors of Spectrum, it will not and will cause its Affiliates (as defined below) to not:
                    (i) acquire, directly or indirectly (including through the exercise of any options), any Securities (as defined below) of Spectrum;
                    (ii) make, or in any way participate, directly or indirectly, in any “solicitation” (as such term is used in the proxy rules of the Securities and Exchange Commission as in effect on the date hereof) of proxies or consents (whether or not relating to the election or removal of directors), seek to advise, encourage or influence any person with respect to the voting of any Securities, initiate, propose or otherwise “solicit” (as such term is used in the proxy rules of the Securities and Exchange Commission as in effect on the date hereof) stockholders of Spectrum for the approval of stockholder proposals whether made pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise, or induce or attempt to induce any other person to initiate such stockholder proposal;
                    (iii) seek, propose, or make any statement with respect to, any merger, consolidation, business combination, tender or exchange offer, sale, or purchase of assets, sale or purchase of securities, dissolution, liquidation, restructuring, recapitalization or similar transaction of or involving Spectrum or any of its Affiliates;
                    (iv) form or cause the formation of, join or in any way participate, directly or indirectly, in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Securities of Spectrum;
                    (v) otherwise act, alone or in concert with others, to control or seek to control the management, Board of Directors or policies of Spectrum;
                    (vi) seek, alone or in concert with others, the removal of any member of the Board of Directors of Spectrum;
                    (vii) make any publicly disclosed proposal with respect to Spectrum or any of its Affiliates;
                    (viii) issue any press release or make any published statement regarding the business of Spectrum;
                    (ix) make any proposal, statement or inquiry, or disclosing any intention, plan or arrangement (whether written or oral) inconsistent with the foregoing, or disclose any request to amend, waive or terminate any provision of this Agreement;
                    (x) enter into any arrangements, understandings or agreements

(whether written or oral) with, or advise, finance, assist or encourage, any other person to take any action which BG and Genovese would be prohibited from taking under this Section 4; and
                    (xi) communicate directly or indirectly with any director, officer, employee or other agent of Spectrum with respect to any information which would constitute material non-public information relating to Spectrum under federal securities laws.
               (b) For purposes of this Agreement, an “Affiliate” of a person shall have the meaning set forth in Rule 12b-2 of the Exchange Act as in effect on the date hereof and, in addition, shall include “Associates” (as defined in Rule 12b-2) of the Exchange Act as in effect on the date hereof) of such person and its Affiliates.
               (c) The term “Securities” shall mean the shares of common stock and other securities of Spectrum, as the context implies, entitled to vote generally in the election of directors, any other securities (including, without limitation, rights and options) convertible into, exchangeable for or exercisable for, any of the foregoing (whether or not presently convertible, exchangeable or exercisable), or any indebtedness of Spectrum.
               (d) The “Standstill Termination Date” shall be December 31, 2008.
          5. Confidential Information and Materials.
               (a) BG and Genovese agree that during the course of their relationship with Spectrum, they or their affiliates have obtained and may obtain in the future certain Confidential Information. “Confidential Information” is information concerning Spectrum which Spectrum attempts to keep confidential, has not been publicly disclosed by Spectrum, is not a matter of common knowledge in its industry, including, but not limited to, certain information relating to the business plans, trade practices, finances, accounting methods, methods of operations, trade secrets, marketing plans or programs, forecasts, statistics relating to markets, contracts, customers, compensation arrangements, and business opportunities.
               (b) Each of BG and Genovese agrees that the Confidential Information is proprietary to Spectrum, and to take the following steps to preserve the confidential and proprietary nature of the Confidential Information:
                    (i) until the Standstill Termination Date, BG and Genovese shall not, and shall cause their Affiliates not to, use, disclose or otherwise permit any person or entity access to any Confidential Information other than as agreed to by Spectrum or as may be required to be disclosed by law or by any court, administrative agency, or arbitration panel; and
                    (ii) until the Standstill Termination Date, other than as agreed to by Spectrum or as may be required to be disclosed by law or by any court, administrative agency, or arbitration panel, BG and Genovese shall take, and shall cause their Affiliates to take, all reasonable precautions to prevent disclosure of Confidential Information (including disclosure by agents or representatives) to unauthorized persons or entities.

          6. Remedies. It is understood and agreed that money damages would not be a sufficient remedy for any breach of this Agreement by any Party hereto and that the non-breaching Party shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement, but shall be in addition to all other remedies available at law or equity to the non-breaching Party. In the event of litigation relating to this Agreement, if a court of competent jurisdiction determines that a Party has breached this Agreement, such breaching Party shall be liable for and pay to the other Party on demand the legal fees and expenses incurred by the non-breaching Party in connection with such litigation, including any appeal therefrom.
          7. Waivers and Amendments. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder. No provision of this Agreement can be amended without the specific written consent of the Parties hereto.
          8. Choice of Law/Consent to Jurisdiction.
          (a) The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of New York without regard to the conflict of laws principles thereof.
          (b) In the event any Party brings any action, suit or proceeding against the other arising out of or relating to this Agreement, each Party hereby irrevocably and unconditionally consents to the jurisdiction of the federal and state courts of the State of New York for such action, suit or proceeding arising out of or relating to this Agreement, and agrees not to commence any action, suit or proceeding related thereto except in such courts. Each Party further hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement in the federal and state courts of the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
          (c) Each Party hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to its address shall be effective service of process for any action, suit or proceeding brought against it in any such court.
          9. Termination. In the event the Court does not approve the Stipulation, this Agreement shall be rendered null and void and of no further force and effect.
          10. Notices. Any notice, direction, and/or demand to be given or made by the Parties shall be given in accordance with the notice provisions set forth in the Stipulation.
          11. Counterparts. For the convenience of the Parties, any number of counterparts of this Agreement may be executed by the Parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement.
          12. Successors and Assigns. The benefits of this Agreement shall inure to the respective successors and assigns of the Parties hereto, and the obligations and liabilities assumed in this Agreement by the Parties hereto shall be binding upon their respective successors and assigns. No Party may assign any of its duties, rights or obligations hereunder without the prior written consent of the other Parties.
          13. Entire Agreement. This Agreement, together with the Exhibits, embodies the entire agreement and understanding of the Parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein. No alteration, waiver, amendment, change or supplement hereto shall be binding or effective unless the same is set forth in writing signed by a duly authorized representative of each Party and may be modified or waived only by a separate letter executed by each Party expressly so modifying or waiving this Agreement.
          14. Severability. The covenants and agreements contained in this Agreement are separate and severable and the invalidity or unenforceability of any one or more of such covenants or agreements, if not material to the arrangement that is the basis for this Agreement, shall not affect the validity or enforceability of any other covenant or agreement contained in this Agreement. If, in any judicial proceeding, a court shall refuse to enforce one or more of the covenants or agreements contained in this Agreement because the duration thereof is too long, it is expressly agreed between the Parties to this Agreement that such duration shall be deemed reduced to the extent necessary to permit the enforcement of such covenants or agreements.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the Parties hereto have executed or caused this Agreement to be executed as of the day and year first written above.

SPECTRUM SCIENCES & SOFTWARE HOLDINGS CORP.

By:	/s/ Michael Megless

Name: Michael Megless Title: Vice President and CFO

BG CAPITAL GROUP, LTD.

By:	/s/ Robert Genovese

Name: Robert Genovese Title: President

ROBERT GENOVESE

/s/ Robert Genovese

Exhibit A
STIPULATION AND AGREEMENT OF
COMPROMISE, SETTLEMENT AND RELEASE
(intentionally omitted — on file with the registrant)

Exhibit B
NON-INTEREST BEARING CONFESSED
JUDGMENT PROMISSORY NOTE
(intentionally omitted — on file with the registrant)